Exhibit 8.1

LIST OF SUBSIDIARIES

•	Shenzhen Mindray Bio-Medical Electronics Co., Ltd., incorporated in the People’s Republic of China

•	Shenzhen Mindray Investment & Development Co., Ltd. , incorporated in the People’s Republic of China

•	Shenzhen Mindray Software Technology Co., Ltd. , incorporated in the People’s Republic of China

•	Nanjing Mindray Bio-Medical Electronics Co., Ltd. , incorporated in the People’s Republic of China

•	Xi’an Shen Mindray Medical Electronics Technology Research Institute Co., Ltd. , incorporated in the People’s Republic of China

•	Chengdu Shen Mindray Medical Electronics Technology Research Institute Co., Ltd. , incorporated in the People’s Republic of China

•	Beijing Shen Mindray Medical Electronics Technology Research Institute Co., Ltd., incorporated in the People’s Republic of China

•	Beijing Precil Instrument Co., Ltd., incorporated in the People’s Republic of China

•	Zhejiang Greenlander Info. Tech Co., Ltd., incorporated in the People’s Republic of China

•	Hangzhou Optcla Medical Instrument Co., Ltd., incorporated in the People’s Republic of China

•	Shenzhen Shenke Medical Instrument Technical Development Co., Ltd., incorporated in the People’s Republic of China

•	Suzhou Hyssen Electronic Technology Ltd., incorporated in the People’s Republic of China

•	Hunan Changsha Tiandiren Biotech Co., Ltd., incorporated in the People’s Republic of China

•	Wuhan Dragonbio Surgical Implant Co., Ltd., incorporated in the People’s Republic of China

•	Shanghai Medical Opticla Instruments Factory Co., Ltd., incorporated in the People’s Republic of China

•	MR Holdings (HK) Limited, incorporated in Hong Kong

•	MR Investments (HK) Limited, incorporated in Hong Kong

•	Mindray Global Limited, incorporated in the British Virgin Islands

•	Mindray Research and Development Limited, incorporated in the British Virgin Islands

•	Mindray DS USA Inc., incorporated in Delaware

•	Mindray Medical Canada Limited, incorporated in Canada

•	Mindray Medical Sweden AB, incorporated in Sweden

•	Mindray (UK) Limited, incorporated in the United Kingdom

•	Mindray Medical France SARL, incorporated in France

•	Facai Immobilier, incorporated in France

•	Mindray Medical Germany GmbH, incorporated in Germany

•	Mindray Medical Italy S.r.l., incorporated in Italy

•	Mindray Medical Netherlands B.V., incorporated in the Netherlands

•	Mindray Medical Espana S.L., incorporated in Spain

•	Mindray Medical Mexico S de R.L. de C.V., incorporated in Mexico

•	Mindray — Distribution and Commercialization of Medical Equipment Brazil Ltda., incorporated in Brazil

•	Mindray Medical Colombia S.A.S, incorporated in Columbia

•	Mindray Medical Rus Limited, incorporated in Russia

•	Mindray Investments Singapore Pte. Ltd., incorporated in Singapore

•	Mindray Medical India Private Limited, incorporated in India

•	PT Mindray Medical Indonesia, incorporated in Indonesia

•	Mindray Medical (Thailand) Limited, incorporated in Thailand

•	Mindray Medical Technology Istanbul Limited Liability Company, incorporated in Turkey

•	Mindray Medical Egypt Limited, incorporated in Egypt

•	Mindray Medical Vietnam Company Limited, incorporated in Vietnam

•	Mindray Medical (M) Sdn.Bhd., incorporated in Malaysia